UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2016

iCAD, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9341	02-0377419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100

Nashua, NH 03062

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (603) 882-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Employment Agreement with Kenneth Ferry

On December 22, 2016, iCAD, Inc. (the “Company”) entered into an employment agreement with Kenneth Ferry that provides for Mr. Ferry’s continued employment as Chief Executive Officer for a term commencing on December 22, 2016 and expiring on December 31, 2018, subject to one-year renewals after the expiration of the term unless terminated by the Company or Mr. Ferry upon 90 days prior written notice, at an annual base salary of $455,000. The agreement also provides for Mr. Ferry to be eligible to receive during each employment year during the term of the agreement an annual target incentive bonus (the “Incentive Bonus”) in each calendar year of an amount equal to 55% of his base salary then in effect (pro-rated for any partial year employment) if the Company achieves goals and objectives established by the Board.

Mr. Ferry is also entitled to customary benefits, including participation in employee benefit plans, and reasonable travel and entertainment expenses as well as a monthly automobile allowance of $2,200. The employment agreement provides that if his employment is terminated by the Company without “cause” or by Mr. Ferry for “good reason” (as all such terms are defined in the employment agreement), Mr. Ferry will receive an amount equal his base salary then in effect for twenty-four months from the date of termination plus the pro rata portion of the Incentive Bonus, if any, earned in the employment year through the date of his termination as determined at the discretion of the Board. In the event that within twelve months of a “change in control”, either (i) Mr. Ferry is terminated by the Company without “cause” or (ii) he terminates the agreement for “good reason” (as all such terms are defined in the employment agreement), he will be entitled to receive his base salary then in effect for twenty-four months from the date of termination plus any Incentive Bonus which otherwise would have been payable to him for any employment year in which the date of his termination occurred.

Amendment to Employment Agreement with Stacey M. Stevens

On December 22, 2016, the Company entered into an amendment to the employment agreement with Stacey M. Stevens that provides for an extension of Ms. Stevens’ base salary payments upon termination without “cause” following a “change in control” from twelve to eighteen months.

The foregoing summaries of Mr. Ferry’s Employment Agreement and Ms. Stevens’ Amendment to the Employment Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, filed hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Employment Agreement dated December 22, 2016 between the Company and Kenneth Ferry.

Exhibit 10.2	Amendment No. 1 to Employment Agreement dated December 22, 2016 between the Company and Stacey M. Stevens.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCAD, INC.

Dated: December 28, 2016	/s/ Richard Christopher
Richard Christopher
Chief Financial Officer